PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into as of the 5th day of May, 2014, by and between GARDNER BINGHAM JUNCTION HOLDINGS, L.C., a Utah limited liability company (“Gardner”) and ARBOR BINGHAM JUNCTION HOLDINGS, L.C., a Utah limited liability company (“Arbor”; and together with Gardner, individually and collectively. as the context may require, “Arbor Gardner”), and O.COM Land, LLC, a Utah limited liability company, its successors and assigns (“Overstock”).
RECITALS
WHEREAS, Arbor Gardner owns certain real property, as more particularly described and outlined on attached Exhibit “A,” consisting of approximately 13.99 acres of real property (the “Parcel”), together with all improvements thereon and any and all rights and appurtenances pertaining thereto, including without limitation, all appurtenant easements, privileges, entitlements, rights-of-way, water rights, water shares and other such interests (collectively, the “Property”); and
WHEREAS, Overstock desires to acquire the Property from Arbor Gardner and Arbor Gardner desires to convey the Property to Overstock, all in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Overstock and Arbor Gardner hereby agree as follows:
1.Sale and Purchase.
(a)Property. Subject to and upon the terms and conditions of this Agreement, Arbor Gardner shall sell, transfer and convey to Overstock, and Overstock shall purchase and acquire from Arbor Gardner, the Property.
(b)RDA Reimbursement Rights. Notwithstanding any other provision of this Agreement to the contrary, Arbor Gardner shall retain all right, title and interest in and to, and the Property shall not include, the Reimbursement Rights (as defined below), notwithstanding the fact that the Reimbursement Rights arise in connection with and relate to the Property. “Reimbursement Rights” means the entire right, title and interest of Arbor Gardner in and to any tax increment reimbursement or other amounts arising under or due in respect of that certain Tax Increment Reimbursement Agreement for the Bingham Junction Project, dated September 21, 2005, by and between the Redevelopment Agency of Midvale City, a public agency, and Arbor Gardner (as successor-in-interest to Littleson, Inc.) (the “Reimbursement Agreement”). In connection with the foregoing, within thirty (30) days after its receipt of a written request from Arbor Gardner, Overstock shall provide to Arbor Gardner documents required to be submitted by Arbor Gardner in connection with expenditures made by Overstock which are reimbursable under the Reimbursement Agreement as “Site Preparation Costs” (as such term is defined in the Reimbursement Agreement), if any, paid for by Overstock with respect to the Property. In connection with the foregoing, Overstock shall execute such documents evidencing Arbor Gardner’s retained ownership in the Reimbursement Rights at or following Closing (as defined below) to the extent necessary to effectuate this subparagraph 1(b). The obligations of this subparagraph 1(b) shall survive the Closing.
(a)(c)    Overstock Reimbursement Agreement. Arbor Gardner agrees to reasonably cooperate and assist Overstock in negotiating with Midvale City and/or the Redevelopment Agency of Midvale City (for purposes of this subparagraph 1(c), collectively, “Midvale”) to enter into a separate agreement with Overstock (the “Overstock Reimbursement Agreement”) pursuant to which Midvale shall agree to reimburse Overstock for the costs of work performed and improvements made by Overstock on or about the Property, which are not included in the Site Preparation Costs, on terms and conditions acceptable to Overstock and Midvale (the “Overstock Reimbursable Costs”). Arbor Gardner’s assistance shall be limited to assisting in coordinating meetings between Midvale and Overstock. The execution and delivery of the Overstock Reimbursement Agreement shall not be a condition to Closing. Arbor Gardner makes no representations or warranties regarding Midvale’s willingness or ability to enter into the Overstock Reimbursement Agreement.
2.Purchase Price.

(a)The purchase price to be paid by Overstock for the acquisition of the Property in accordance with the terms and conditions of this Agreement shall be thirteen and no/100 dollars ($13.00) per square foot within the Parcel, which, assuming the Parcel contains 13.99, acres is Seven Million Nine Hundred Twenty-Two Thousand Two Hundred Fifty Seven and 20/100 Dollars ($7,922,257.20) (the “Purchase Price”). Upon the Closing (as defined below), the Purchase Price shall be paid into escrow by wire transfer to a closing escrow account designated by Meridian Title Company, 126 W. Sego Lily Drive #245, Sandy, Utah 84070, Attention: Vicki Fleming (“Escrow Agent”).
(b)Independent Contract Consideration. Within three (3) business days of the full and complete execution of this Agreement, including the acknowledgment and acceptance of this Agreement by Escrow Agent (the “Execution Date”), Overstock shall deliver to Arbor Gardner a check in the amount of Fifty and No/100 Dollars ($50.00) (the “Independent Contract Consideration”), which amount Overstock and Arbor Gardner hereby acknowledge and agree has been bargained for and agreed to as consideration for Arbor Gardner’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events, except in the instance of a default hereunder by Arbor Gardner.
(c)Earnest Money Deposit. Within three (3) business days of the Execution Date, Overstock shall deposit with Escrow Agent One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) (together with any interest accrued thereon, the “Earnest Money Deposit”). Escrow Agent shall hold the Earnest Money Deposit in an interest-bearing account and, unless this Agreement is sooner terminated and subject to the terms and conditions hereof, upon the Closing shall credit the Earnest Money Deposit against the Purchase Price. In the event Overstock fails to make the Earnest Money Deposit within such three (3) business day period, and such failure continues for two (2) business days after Arbor Gardner gives written notice of such failure to Overstock, at any time thereafter and before the date that Overstock makes the Earnest Money Deposit, Arbor Gardner may terminate this Agreement upon delivering written notice to Overstock and, in any such event (except for those obligations expressly provided herein to survive a termination of this Agreement), neither party shall have any further obligation or liability hereunder.
3.Due Diligence.
(a)Due Diligence Period. Overstock shall have ninety (90) days following the Execution Date (as such period may be extended pursuant to Paragraph 3(a)(iii) below, the “Due Diligence Period”), to conduct such tests, studies, and examinations of the Property and its physical, legal and/or economic characteristics as Overstock deems advisable; to review the matters disclosed by any survey of the Property; to obtain and review the Survey, Property Information, documents, and other information received from Arbor Gardner pursuant to this Agreement, including all Existing Environmental Conditions and Requirements (as defined below); to investigate Applicable Laws (defined below); to obtain such permits and approvals necessary for Overstock’ intended use(s) of the Property; and otherwise to satisfy itself that the Property is satisfactory in all respects, in Overstock’ sole discretion, for Overstock’ intended purposes and provided that:
(i)Unless Overstock delivers written notice (“Approval Notice”) to Arbor Gardner, prior to the expiration of the Due Diligence Period, that Overstock intends to proceed to closing and consummate purchase the Property pursuant to this Agreement, then this Agreement shall automatically terminate and the Earnest Money Deposit shall be disbursed and returned immediately to Overstock, in which event neither Arbor Gardner nor Overstock shall have any further obligation to each other under or by reason of this Agreement, except those obligations expressly provided herein to survive a termination of the Agreement.
(ii)Upon the expiration of the Due Diligence Period and provided Overstock has delivered an Approval Notice to Arbor Gardner, then the Earnest Money Deposit shall thereafter become non-refundable to Overstock and shall be disbursed by the Escrow Agent to Arbor Gardner in the event the Closing shall fail to occur. However, and notwithstanding the foregoing, in the event that the failure of the Closing is due materially and substantially to Arbor Gardner’s default or nonperformance of any of its obligations hereunder beyond all applicable notice and cure periods, or if such is due to a failure of any of the conditions precedent to the Closing set forth in Paragraph 16 below (other than a default by Overstock per subparagraph 16.2(a)), the Earnest Money Deposit shall refunded and disbursed to Overstock upon failure of the Closing as provided in subparagraph 17(c) hereof.
(iii)In the event that Arbor Gardner fails to deliver any of the Property Information documents required to be delivered by Arbor Gardner pursuant to Paragraph 5 below within the five (5) day period set forth therein, then the Due Diligence Period shall be automatically extended by the same number of days by which Arbor Gardner is delinquent in delivering such required Property Information.
(b)Due Diligence Obligations. Notwithstanding the foregoing, nothing herein shall constitute an obligation by Overstock to initiate or complete or to cause to be initiated or completed any report, evaluation or analysis of the Property during the Due Diligence Period or otherwise. Except as and to the extent caused by Arbor Gardner and/or its agents, employees or contractors, Overstock shall indemnify Arbor Gardner for losses, damages, liabilities, claims, costs or expenses incurred by Arbor Gardner to the extent caused by Overstock’s or its agents’, employees’, representatives’ or contractors,’ activities on the Property prior to the Closing. If Overstock’ or its agents,’ employees’, representatives’, or contractors’ activities on the Property prior to the Closing damage any portion of the Property, including, without limitation, any damage resulting from any violation by Overstock or its agents, employees or contractors of the Institutional Controls (as defined below) or Consent Decree (as defined below), Overstock shall with all diligence restore the Property to substantially the same condition as existed prior to any such damage (such obligations, together with the indemnification obligations set forth in the immediately preceding sentence, are herein collectively referred to as the “Overstock Repair and Indemnification Obligations”). Overstock shall perform the Due Diligence in such a manner as to not unreasonably interfered with the use of development of the Property or the larger project of which the Property is a part, and otherwise in compliance with Applicable Laws (defined below). For purposes of this Agreement, “Applicable Laws” shall mean all existing federal, state or local laws, common law, statutes or regulations, including, without limitation, those relating to the protection of human health and safety, protection of the environment, or prevention of pollution, including the Institutional Controls and Consent Decree. The Overstock Repair and Indemnification Obligations shall survive the Closing or earlier termination of this Agreement.
4.Access to Property; Cooperation of Arbor Gardner. From and after the date of this Agreement until the earlier to occur of the termination of this Agreement or the Closing, Arbor Gardner shall allow Overstock and its representatives access, at reasonable times and, further, subject to Applicable Laws, to the Property and to any information Arbor Gardner has relating to the Property, for purposes of Overstock’ Due Diligence investigations and, further, to enable Overstock to determine, at Overstock’ sole cost and expense, the compliance of the Property with Applicable Laws and the physical condition of the Property. Overstock’ inspection, testing and evaluation of the Property and Overstock’ review and/or approval of any documents, instruments, title commitments, surveys, reports or other matters shall be solely for Overstock’ benefit and, except as provided in Paragraphs 14 and 19 hereof, shall not be deemed to be or result in any waiver or release by Overstock of any covenant, agreement, representation, or warranty by Arbor Gardner contained or referred to in this Agreement or in any document or instrument delivered hereunder.
5.Delivery of Property Information. Within five (5) business days following the Execution Date, Arbor Gardner shall deliver to Overstock, originals or copies of the following (collectively, the “Property Information”), as and to the extent in Arbor Gardner’s possession or control (or the possession or control of Arbor Gardner’s employees, consultants, representatives or agents): (a) any plans, specifications, “as-built” plans and specifications, and similar studies and information relating to the Property, and any geotechnical, engineering or similar studies or assessments, including without limitation soils reports and real property surveys, for all or any part of the Property; (b) any documents, agreements, information, reports, photographs or recordings concerning or relating to the Environmental Condition (as defined below) and the Existing Environmental Conditions and Requirements of all or any part of the Property or adjacent properties; (c) the Reimbursement Agreement; (d) copies of any plats, maps, drawings, surveys, plans or specifications for the improvements located upon the Property; (e) all permits and approvals obtained by Arbor Gardner from governmental authorities having jurisdiction over the Property including the subdivision accomplished by a plat, development and construction upon the Property; (f) all information on utilities improvements located (or to be located) upon the Property and utilities available to the Property; (g) any environmental assessment, report, or analysis pertaining in whole or in part to the Property or adjacent properties in the position of Arbor Gardner, Arbor Gardner’s representatives, or attorneys; (h) any investigations, surveys, audits, assessments, inspections or other reports, excluding internal reports, regarding the Property, the physical or environmental condition of the Property, or its regarding compliance with Applicable Laws; and (i) such additional information relating to the Property as Overstock may reasonably request in writing, if such information is in Arbor Gardner’s possession or control and is reasonably available, provided that any such information not requested within five (5) days after the Execution Date, shall be delivered to Overstock within five (5) business days after Overstock’ request.

6.Title Commitment and ALTA Survey. Within thirty (30) days after the Execution Date, Arbor Gardner shall obtain and deliver to Overstock, at Arbor Gardner’s cost and expense, a title commitment (the “Title Commitment”) issued by Escrow Agent for the Extended Coverage Title Insurance Policy to be issued in favor of Overstock at the Closing, together with a legible and complete copy of each document and/or exception referred to in the Title Commitment and an ALTA survey of the Property. Overstock shall, within thirty (30) days after Overstock receives the Title Commitment, legible copies of all documents and exceptions referenced in the Title Commitment, and the Survey, give written notice to Arbor Gardner (the “Objection Notice”) specifying any and each title exception contained in the Title Commitment and/or Survey which is objectionable to Overstock (each a “Title Defect”). Within ten (10) days of Arbor Gardner’s receipt of the Objection Notice (the “Title Response Period”), Arbor Gardner shall provide written notice to Overstock which specifies which Title Defects Arbor Gardner is willing to cure on or prior to the Closing and if it fails to deliver such notice in a timely manner, then Arbor Gardner shall be deemed to have elected to not cure all such Title Defects. To the extent that Arbor Gardner does not agree to cure all Title Defects prior to or at the Closing, Overstock shall elect by delivering written notice to Arbor Gardner prior to the later of (a) ten (10) business days after the expiration of the Title Cure Period, and (b) the expiration of the Due Diligence Period, to either: (i) waive each objection to a Title Defect, which Arbor Gardner has not agreed to cure and to proceed with Overstock’s purchase of the Property and accept each such Title Defect which Arbor Gardner has not agreed to cure as a Permitted Exception, as provided in Paragraph 7 hereof, without adjustment of the Purchase Price; or (ii) terminate this Agreement by notice to Arbor Gardner. In the event Overstock does not elect to waive all Title Defects which Arbor Gardner has not agreed to cure pursuant to clause (i) of this Paragraph 6, Overstock shall be deemed to have elected to terminate this Agreement. In addition, in the event Arbor Gardner fails to cure a Title Defect on or prior to Closing which Arbor Gardner has agreed to cure, on or prior to Closing Overstock may elect to either (x) waive each objection to a Title Defect, which Arbor Gardner has not cured, and to proceed with Overstock’s purchase of the Property and accept each such Title Defect which Arbor Gardner has not cured as a Permitted Exception, as provided in Paragraph 7 hereof, without adjustment of the Purchase Price; or (y) terminate this Agreement by notice to Arbor Gardner. In the event of a termination of this Agreement by Overstock pursuant to this Paragraph 6, Overstock shall receive an immediate refund from the Title Company of the Earnest Money Deposit paid by Overstock pursuant to subparagraph 2(c) hereof, upon which event neither party shall have any further right or claim against the other hereunder except for their respective indemnification obligations set forth in this Agreement.
7.Permitted Exceptions. As used in this Agreement, the term “Permitted Exceptions” shall mean only: (a) Real property taxes pertaining exclusively to the Property, and not the real property taxes pertaining to other property included in the entire tax parcel of which the Property is a part, for the year 2014 (subject to proration at Closing as provided in Paragraph 12 hereof); and (b) the covenants, conditions, restrictions, easements, rights-of-way, encroachments, encumbrances, title exceptions, and other matters disclosed in the Title Commitment and/or Survey pertaining to the Property (but only to the extent such are consistent with applicable laws), except for: (i) such Title Defect(s) as to which Overstock timely objects in writing, as provided in Paragraph 6 hereof, and for which Arbor Gardner has not agreed to cure and which Title Defects are subsequently waived by Overstock; and (ii) monetary liens, mortgages, or trust deeds. Notwithstanding anything in Paragraph 6 and/or this Paragraph 7 to the contrary, any trust deed, mortgage, or other monetary lien (except liens for real property taxes not yet due and liens arising by through or under Overstock) against the Property, shall be removed and discharged of record by Arbor Gardner prior to or at the Closing.
8.Survey. Within thirty (30) days of the date of this Agreement, Arbor Gardner shall, at Arbor Gardner’s sole cost and expense, caused Ensign Engineering to prepare and deliver to Overstock a survey (the “Survey”) of the Property, which Survey shall: (a) comply in all respects with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and ACSM in 2011 and meeting the accuracy requirements of a Class “A” Survey as defined therein, including Table A items 1, 4, 6(b), 8, 11(b), 19, and 20(a) (collectively, the “Survey Standards”); (b) to be certified as reasonably required by Overstock, to Overstock, Meridian Title Company, and other parties reasonably requested by Overstock; (c) to show all contour information on a second page of the Survey, and (d) to provide the metes and bounds descriptions of the areas of adjacent properties to be made subject to the View Easements (as defined below).
9.Arbor Gardner Completion of Subdivision. Arbor Gardner shall, at Arbor Gardner’s sole cost and expense, submit a preliminary subdivision plat of the Property to Overstock for Overstock’s approval. Overstock shall have a period of ten (10) business days (the “Plat Review Period”) in which to review the preliminary subdivision plat and deliver to Arbor Gardner any objections Overstock may have to the preliminary plat as it relates to the Property, together with Overstock’s suggested changes. Arbor Gardner shall have ten (10) business days (the “Plat Cure Period”) following receipt of Overstock’s objections, to make the changes suggested by Overstock or to notify Overstock in writing that it will not make such changes. If Arbor Gardner fails to make the changes suggested by Overstock prior to the expiration of the Plat Cure Period, Overstock shall have the right either to (i) terminate this Agreement by written notice to Arbor Gardner within fifteen (15) days following the expiration of the Plat Cure Period, in which event the Earnest Money shall be returned to Overstock and the parties shall have no further rights or obligations to the other hereunder (except those which survive the termination of this Agreement) or (ii) waive the objection and accept the preliminary plat in its existing form. If Overstock does not object to the preliminary subdivision plat prior to the expiration of the Plat Review Period, or if Overstock fails to terminate this Agreement in accordance with clause (i) above, Overstock shall be deemed to have approved the preliminary subdivision plat. If Arbor Gardner makes changes suggested by Overstock, Arbor Gardner shall, prior to the expiration of the Plat Cure Period, submit such changes to Overstock for Overstock’s approval in accordance with the procedure set forth in this paragraph. The preliminary subdivision plat, as approved or deemed approved by Overstock, is referred to herein as the “Preliminary Plat”. Within ten (10) business days following Overstock’s approval or deemed approval of the Preliminary Plat, Arbor Gardner shall submit the Preliminary Plat to the appropriate governmental authority and shall thereafter diligently pursue its approval. Overstock shall cooperate with Arbor Gardner during the approval process and shall provide Arbor Gardner with any information required by any governmental authority in connection with the approval. Arbor Gardner shall keep Overstock informed as to its progress and promptly shall notify Overstock in writing of any changes to the Preliminary Plat required by any governmental authority. If any governmental authority requires changes to the Preliminary Plat which, in Overstock’s sole discretion, would materially adversely affect Overstock’s intended use of the Property as a condition to its approval, Overstock shall have the right to terminate this Agreement by written notice to Arbor Gardner within five (5) days following Overstock’s receipt of written notice of the required change, in which event the Earnest Money shall be returned to Overstock and the parties shall have no further rights or obligations under this Agreement except for the obligations which expressly survive such termination. If the Preliminary Plat is not approved by all governmental authorities and recorded in the map records of the county in which the Property is located (the recorded plat being referred to herein as the “Plat”) prior to Closing or the Property does not constitute a legally subdivided parcel, Overstock shall have the right to terminate this Agreement by written notice to Arbor Gardner on or before Closing, if applicable, in which event the Earnest Money shall be returned to Overstock and the parties shall have no further rights or obligations to the other hereunder (other than those which survive the termination of this Agreement). The Plat, and all rights, easements, restrictions and other matters affecting title as shown on the Plat shall be deemed to be a Permitted Exception. Notwithstanding the foregoing, if Overstock and Arbor Gardner each determine that the sale of the Property, as well as the other terms and intent of this Agreement can be effectively accomplished without subdividing the Property, Overstock and Arbor Gardner can agree to proceed with closing without the steps set forth in this paragraph.
10.View Easements. At the Closing, Arbor Gardner shall, at Arbor Gardner’s sole cost and expense: (a) execute, acknowledge and record against those certain real properties depicted on Exhibit “10-1” attached hereto, which properties will be more particularly described in the Survey, the Declaration of Easements, Restrictions and Covenants in the form and content of Exhibit “10-2” attached hereto (the “View Easements”); and (b) cause all persons or entities holding any trust deed, mortgage, or other monetary lien (except liens for real property taxes not yet due) against or affecting the real properties described in Exhibit “10-1” attached hereto to unconditionally subordinate their rights all rights and interests they have in and to such properties to the View Easements by recording a subordination of interests, in form and content reasonably acceptable to Overstock, in the records of the Salt Lake County Recorder. Such View Easements shall run with the land and shall be deemed binding on all future purchasers of the properties encumbered by such restrictions and shall be in favor of only the owner of the Property, its successors or assigns.
11.Closing. The closing (the “Closing”) of the transaction contemplated by and under this Agreement shall be held at the office of Escrow Agent on the date which shall be the later of (a) THIRTY (30) days after the expiration of the Due Diligence Period, (b) the date on which all other conditions precedent to the Closing, occurring hereunder have been satisfied, or (c) September 30, 2014. The date upon which the Closing actually takes place, or, if more than one (1) day is required to complete the Closing, the date upon which the Closing is actually accomplished, shall be deemed and considered the “Closing Date.” At the Closing and pursuant to this

Agreement, the following shall occur, each of which shall be considered a condition precedent to the other and all of which shall be considered as taking place simultaneously:
(a)Arbor Gardner shall execute and deliver to Escrow Agent, in escrow, a fully-executed (and acknowledged) special warranty deed for the Property (the “Deed”), in the form and content attached as Exhibit “11(a),” without any condition, restriction or reservation of any kind or nature noted in the Deed (except as specified in the attached form).
(b)Arbor Gardner shall execute, acknowledge and deliver to Escrow Agent in recordable form for recording at the Closing the View Easements approved by Overstock pursuant to Paragraph 10 hereof.
(c)Overstock shall deliver to Escrow Agent, in escrow, the Purchase Price (inclusive of the Earnest Money Deposit).
(d)Arbor Gardner shall deliver to Overstock a certificate and affidavit certifying that Arbor Gardner is not a “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, substantially in the form attached as Exhibit “11(d).”
(e)Arbor Gardner shall arrange for the issuance and delivery to Overstock of an ALTA extended coverage owner’s policy of title insurance (the “Title Insurance Policy”) from Escrow Agent in an amount equal to the Purchase Price, naming Overstock as the insured and insuring that, as of the Closing, marketable, indefeasible, fee simple title (both legal and equitable, with no exception or exclusion of mineral or other subsurface rights) in and to the Property is vested in Overstock, subject only to the Permitted Exceptions; provided that Overstock shall be entitled, at its option, to receive the Title Insurance Policy with any such endorsements to the Title Insurance Policy as Overstock shall deem necessary or appropriate. Arbor Gardner shall be responsible for the cost of issuing the Title Insurance Policy to Overstock, were it to be issued as a standard coverage policy of title insurance, and Overstock shall pay the difference between the cost of such standard coverage title insurance and the cost of the Title Insurance Policy (with extended coverage) and the cost of any endorsements to the Title Insurance Policy.
(f)Arbor Gardner and Overstock shall execute and deliver the Access Roadway Easement Agreement (defined below) for the Roadway Improvements (defined below);
(g)Arbor Gardner shall deliver to Overstock authorizing resolutions or other evidence (reasonably satisfactory to Overstock) authorizing Arbor Gardner (as well as any other involved entities, including without limitation any member or manager of Arbor Gardner or any other entity authorized to act on behalf of Arbor Gardner in the execution or performance of this Agreement or otherwise) to enter into and perform this Agreement, together with signature and incumbency certificates (reasonably satisfactory to Overstock) therefor.
(h)Overstock shall deliver to Arbor Gardner authorizing resolutions or other evidence (reasonably satisfactory to Arbor Gardner) authorizing Overstock (as well as any other involved entities, including without limitation any other entity authorized to act on behalf of Overstock in the execution or performance of this Agreement or otherwise) to enter into and perform this Agreement, together with signature and incumbency certificates (reasonably satisfactory to Arbor Gardner) therefor.
(i)Escrow Agent, in accordance with the terms and conditions of this Agreement, shall record in the official real estate records of the County Recorder for Salt Lake County, Utah, and deliver to Overstock, the Deed, the Access Roadway Easement Agreement and the View Easements and, concurrently therewith (subject to reduction for any Closing costs for which Arbor Gardner shall be liable in connection with the consummation of the transactions contemplated hereunder), disburse the Purchase Price (inclusive of the Earnest Money Deposit) to Arbor Gardner.
(j)Arbor Gardner and Overstock shall execute such documents (including without limitation a Tax Proration Agreement, closing statements, reflecting the adjustments, payments and credits described in this Agreement) and, further, take such other actions as are reasonably necessary and appropriate to effectuate the Closing in accordance with this Agreement; provided, however, that each of Arbor Gardner and Overstock shall provide its standard letter of closing instructions to Escrow Agent in connection with the Closing and shall not be required to execute any separate closing instructions or indemnity agreements in favor of Escrow Agent.
12.Prorations and Credits. Any recording costs shall be customarily allocated, and Escrow Agent’s charges for the Closing shall be divided equally between Arbor Gardner and Overstock. Prorations shall be made as of the Closing Date, and appropriate credit shall be given for real property taxes, assessments and other similar matters based upon 2013 or, if then available, 2014 taxes for the Property. Subject to the immediately preceding sentence and without limiting any other specific provision of this Agreement relating to such matters:
(a)Arbor Gardner agrees to pay any and all taxes, charges, utilities and assessments of every kind and nature, real and personal, which (i) are or may be assessed against, and may become due on or in connection with, the Property (and as may be attributable to the Property), and (ii) relate to periods prior to the Closing Date; provided that, as and to the extent applicable, Arbor Gardner shall be responsible for any “greenbelt” or “rollback” taxes payable under Utah law concerning the taxation and assessment of lands in agricultural use or open spaces as a result of failure of the Property to qualify as “land in agricultural use” or “open space” under Utah law for any period prior to the Closing.
(b)Overstock agrees to pay any and all taxes, charges, utilities and assessments of every kind and nature, real and personal, which (i) are or may be assessed against, and may become due on or in connection with, the Property (and as may be attributable to the Property), and (ii) relate to periods on and after the Closing Date.
(c)Not later than December 31 of the calendar year in which the Closing occurs (or such other date after the Closing when such figures are available), Arbor Gardner and Overstock shall re-prorate real property taxes and assessments based upon information received after the Closing (if original prorations were based upon estimates) and any re-prorated items shall be promptly paid to the party entitled thereto. Prorations of taxes and assessments between the Property and any other land (excluding buildings and improvements) included in the tax parcel of which the Property is a part shall be allocated proportionately on a per square foot basis. At the Closing, Arbor Gardner and Overstock shall execute and deliver to each other a Tax Proration Agreement pursuant to which the proration of taxes contemplated hereby is agreed upon, in which agreement Overstock shall covenant to pay prior to delinquency all real property taxes and assessments upon the Property and Arbor Gardner shall covenant to pay prior to delinquency all real property taxes and assessments upon the remainder of the of the entire tax parcel of which the Property is a part.
13.Possession; Risk of Loss; “As Is” Purchase. Possession of, risk of loss to, and responsibility for the Property shall be delivered to Overstock on the Closing Date. OTHERWISE, UPON CLOSING, BUT WITHOUT QUALIFYING, WAIVING, LIMITING, OR RELEASING, OR OTHERWISE AFFECTING OVERSTOCK’S RIGHT TO RELY ON, THE REPRESENTATIONS, COVENANTS, WARRANTIES, INDEMNITIES, AND AGREEMENTS OF ARBOR GARDNER SET FORTH IN THIS AGREEMENT AND/OR THE DEED, OVERSTOCK SHALL HAVE CONDUCTED SUCH INVESTIGATIONS WITH RESPECT TO THE PROPERTY AS OVERSTOCK DEEMS ADVISABLE, AND SHALL HAVE SATISFIED ITSELF WITH RESPECT TO THE CONDITION OF THE PROPERTY AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING SENTENCE AND/OR IN THIS AGREEMENT OR THE DEED, AND EXCEPT AS MAY BE OTHERWISE AGREED IN WRITING BY OVERSTOCK AND ARBOR GARDNER ON OR FOLLOWING THE CLOSING, OVERSTOCK SHALL ACCEPT THE PROPERTY UPON THE CLOSING IN THE CONDITION IN WHICH IT EXISTS ON THE CLOSING (THAT IS, “AS IS” AND “WHERE IS,” “WITH ALL FAULTS”), WITHOUT ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN FACT OR BY LAW, AND, EXCEPT AS MAY BE PROVIDED IN THIS AGREEMENT OR OTHERWISE AGREED IN WRITING BY ARBOR GARDNER.
14.Arbor Gardner’s Representations and Warranties. Arbor Gardner hereby represents and warrants to Overstock (with the understanding that, except as and to the extent Overstock has actual knowledge to the contrary as of the Closing, Overstock is relying on said representations and warranties in purchasing the Property in accordance with this Agreement), as of the date hereof and the Closing Date, as follows:
(a)Arbor Gardner is a limited liability company, duly formed, in good standing and validly existing under the laws of the State of Utah.
(b)Except as otherwise disclosed to Overstock as part of the Property Information (inclusive of the Existing Environmental Conditions and Requirements), Arbor Gardner has no knowledge of any claims, actions, suits, or other proceedings pending or threatened by any governmental department or agency, or any other entity or person, pertaining to the Property.
(c)The execution, delivery, and performance by Arbor Gardner of this Agreement does not and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, any indenture, mortgage, deed of trust, lease, contract, or other instrument or agreement or any order, judgment, award, or decree to which Arbor Gardner is subject or by which the assets of Arbor Gardner may be bound, or result in the creation of a lien, charge, or encumbrance upon the Property.
(d)Arbor Gardner has the full right, legal capacity and means to transfer the Property and without obtaining the consent or approval of any governmental authority or any other person or entity to which Arbor Gardner or any of the Property may be subject.
(e)The Property consists of a portion of real property commonly known as the Midvale Slag Superfund Site (the “Site”). The U.S. District Court for the District of Utah entered a Remedial Design/Remedial Action Consent Agreement for the Site (the “Consent Decree”). The Environmental Protection Agency has certified that the remedial action under the Consent Decree has been satisfied, and, as such, pursuant to the Consent Decree, any person acquiring the Property shall attain the status of a “Bona Fide Prospective Purchaser” (“BFPP”); provided that, in order to maintain such BFPP status, a purchaser must implement appropriate reasonable steps with respect to hazardous substance contamination found at the Site, as required by section 21 of the Consent Decree and the EPA Ready for Reuse Determination, Midvale Slag Superfund Site (May 16, 2008), which include complying with the Operation and Maintenance, Access and Institutional Controls as mandated by the Consent Decree (the “Institutional Controls”). The Institutional Controls, the Consent Decree and the environmental conditions referenced therein are herein sometimes collectively referred to as the “Existing Environmental Conditions and Requirements.” The Property may also include the existence of “Wetlands” or “waters of the United States” (“Waters”) as defined by the Army Corps of Engineers. Arbor Gardner makes no representations or warranties regarding the existence of any Hazardous Material of Environmental Condition with respect to the Property. For purposes of this Agreement, “Environmental Condition” means (i) contamination or pollution of soil, air, surface or groundwater in violation of Applicable Laws, (ii) the disposal, placement, existence, presence or release or threat of release of a Hazardous Material in violation of Applicable Laws and the affects thereof, (iii) noncompliance with or violation of Applicable Laws including, without limitation, any lack of required governmental permits or approvals, “Hazardous Material” means (iv) any substance, the presence of which requires investigation, remediation, or other response or corrective action under Applicable Laws, (v) any substance which is defined as a hazardous waste, hazardous substance, extremely hazardous substance, hazardous material, hazardous matter, hazardous chemical, toxic substance, toxic chemical, pollutant or contaminant, or other similar term, in or pursuant to Applicable Laws, (vi) any asbestos or asbestos-containing material, PCBs or equipment or articles containing PCBs, petroleum, diesel fuel, gasoline or other petroleum hydrocarbons, and Applicable Laws, and/or (vii) any portion of the Property containing wetlands or Waters.
(f)To Arbor Gardner’s knowledge, all Property Information delivered to Overstock by Arbor Gardner constitutes complete and correct copies of originals of such Property Information which are in Arbor Gardner’s possession or control; provided that, notwithstanding the foregoing, Arbor Gardner does not make, and shall not be deemed to have made, any representation or warranty with respect to any part or all of the Property Information prepared or submitted by parties other than Arbor Gardner.
(g)To Arbor Gardner’s knowledge, there are not presently pending any special assessment or condemnation actions against the Property or any part thereof, and Arbor Gardner has not received any notice of any assessment or condemnation actions being contemplated.
(b)For purposes of this Agreement, “Arbor Gardner’s knowledge” (or comparable phrases) means the actual knowledge of John Gust, Cory Gust, Christian Gardner and Mark Murdoch. Arbor Gardner represents that these four individuals are (i) familiar with any such matters so qualified and have conducted a reasonable review of Arbor Gardner’s files for the Property, and (ii) in a position to know the completeness and accuracy of any such representations and warranties so qualified.
15.Overstock’ Representations and Warranties. Overstock represents and warrants to Arbor Gardner (with the understanding that, except as and to the extent Arbor Gardner has actual knowledge to the contrary as of the Closing, Arbor Gardner is relying on said representations and warranties in selling the Property in accordance with this Agreement), as of the date hereof and the Closing Date, as follows:
(a)Overstock is a limited liability company, duly formed, in good standing and validly existing under the laws of the State of Utah.
(b)The execution, delivery, and performance by Overstock of this Agreement does not and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, any indenture, mortgage, deed of trust, lease, contract, or other instrument or agreement or any order, judgment, award, or decree to which Overstock is subject or by which the assets of Overstock may be bound.

(c)Overstock has the requisite right, power and authority to enter into this Agreement, without obtaining the consent or approval of any governmental authority or any other person or entity to which Overstock may be subject.
16.Conditions Precedent to the Closing.
(c)16.1    Overstock Conditions. The obligation of Overstock to purchase the Property under this Agreement is subject to the satisfaction, on or before the Closing Date, of all the conditions set out below, unless waived by Overstock, in its sole discretion.
(a)Arbor Gardner shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement and to be performed or complied with or by Arbor Gardner within the required or applicable time period as contemplated under this Agreement.
(b)Overstock shall have delivered an Approval Notice.
(c)No action, suit, or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or their consummation, including without limitation any assessment or condemnation actions, shall have been instituted or threatened on or before the end of the Closing against the Property or Arbor Gardner, which would adversely affect Overstock and the transactions contemplated hereunder, which is not caused by Overstock.
(d)As of the Closing Date, there shall not be any misstatement or omission in the representations and warranties made by Arbor Gardner contained in this Agreement and such shall be deemed to have been made again as of the Closing Date.
(e)The Title Insurance Policy shall be issued and delivered to Overstock at the Closing, dated as of the Closing Date, in the form and content provided in this Agreement.
(f)The Plat shall have been recorded in the recorder’s office of Salt Lake County.
(g)No condemnation action shall be pending against any portion of the Property as more particularly contemplated in Paragraph 18 below.
16.2    Arbor Gardner Conditions. The obligation of Arbor Gardner to sell the Property under this Agreement is subject to the satisfaction, on or before the Closing, of all the conditions set out below, unless waived by Arbor Gardner, in its sole discretion.
(a)Overstock shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement and to be performed or complied with or by Overstock on or before the Closing Date.
(b)No action, suit, or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or their consummation, including without limitation any assessment or condemnation actions, shall have been instituted on or before the Closing which would adversely affect Arbor Gardner and the transactions contemplated hereunder, which is not caused by Arbor Gardner.
(c)As of the Closing Date, there shall not be any misstatement or omission in the representations and warranties made by Overstock contained in this Agreement and such shall be deemed to have been made again as of the Closing Date.
(d)The Plat shall have been recorded in the recorder’s office of Salt Lake County.
(d)16.3    Failure of Conditions to Closing. In the event that each of the conditions set forth in Paragraphs 16.1 and 16.2 above shall not have been satisfied at or prior to Closing, or waived by the party whose condition has failed to be satisfied, then such party shall have the right, at its option, to terminate this Agreement by giving written notice of such termination to the other party on or prior to Closing.  Upon such termination, so long as the reason for such termination is not a result of a failure of the condition set forth in subparagraph 16.1(a) (in which event Overstock shall have the rights set forth in Paragraph 17 hereof) or subparagraph 16.2(a) above (in which event the Earnest Money Deposit shall be paid to Arbor Gardner in accordance with subparagraphs 17(b) and 17(c) hereof) the Earnest Money Deposit shall be immediately returned to Overstock and, except as provided herein for a default by a party or with respect to obligations expressly provided to survive a termination of this Agreement, each party shall be released automatically from all obligations and liabilities hereunder.
17.Default and Remedies.
(a)Default by Arbor Gardner. In the event of a default by Arbor Gardner in the performance of its obligations hereunder occurring prior to or at the Closing, Overstock shall give written notice to Arbor

Gardner designating such default. Arbor Gardner shall have a period of ten (10) days following the effective date of said notice within which to correct the default of which Arbor Gardner has received notice. In the event Arbor Gardner shall fail to correct such default within said ten (10) day period, Overstock shall have the right, at Overstock’s election either: (i) if such default occurs prior to the Closing Date, to terminate this Agreement and all rights, duties, and obligations of the parties hereunder by giving written notice thereof to Arbor Gardner and to receive from Arbor Gardner an immediate refund of the Independent Consideration and reimbursement of all out of pocket costs incurred by Overstock in completing its due diligence activities on the Property, in an amount not to exceed $30,000, and to receive from the Title Company an immediate refund of the Earnest Money Deposit paid pursuant to subparagraph 2(c) hereof, together with all interest accrued on the Earnest Money Deposit; or (ii) by legal action to compel performance by Arbor Gardner of its obligations hereunder, including recovery of any costs and expenses (including reasonable attorney’s fees) incurred by Overstock in enforcing this Agreement and compelling specific performance by Arbor Gardner. In the event of a default by Arbor Gardner in the performance of its obligations hereunder either occurring after the Closing or discovered by Overstock after the Closing (either, a “Post-Closing Default”), Overstock shall give written notice to Arbor Gardner designating such default. Arbor Gardner shall have a period of ten (10) days following the effective date of said notice within which to correct the Post Closing Default of which Arbor Gardner has received notice. In the event Arbor Gardner shall fail to correct such Post Closing Default within said ten (10) day period, Overstock shall have the right, in addition to any other right or remedy available to it under Applicable Laws, to recover actual damages from Arbor Gardner resulting from said Post Closing Default.
(a)Default by Overstock. In the event of a default by Overstock in the performance of its obligations hereunder occurring prior to or at the Closing, Arbor Gardner shall give written notice to Overstock designating such default. Overstock shall have a period of ten (10) days following the effective date of said notice within which to correct the default of which Overstock has received notice. In the event that Overstock shall fail to correct such default within said ten (10) day period, Arbor Gardner shall have the right, as Arbor Gardner’s sole and exclusive remedy, to terminate this Agreement and all rights, duties, and obligations of the parties hereunder by giving written notice thereof to Overstock and to receive and immediate disbursement from the Title Company of the Earnest Money Deposit paid by Overstock pursuant to subparagraph 2(c) hereof as liquidated and stipulated damages. In the event of a default by Overstock in the performance of its obligations hereunder either occurring after the Closing or discovered by Arbor Gardner after the Closing (either, a “Post-Closing Default”), Arbor Gardner shall give written notice to Overstock designating such Post Closing Default. Overstock shall have a period of ten (10) days following the effective date of said notice within which to correct the Post Closing Default of which Overstock has received notice. In the event Overstock shall fail to correct such Post Closing Default within said ten (10) day period, Arbor Gardner shall have the right, in addition to any other right or remedy available to it under Applicable Laws, to recover actual damages from Overstock resulting from said Post Closing Default.
(b)STIPULATED DAMAGES. IN THE EVENT THE PURCHASE AND SALE CONTEMPLATED HEREUNDER SHALL FAIL WITHOUT THE DEFAULT OF ARBOR GARDNER FOLLOWING THE EXPIRATION OF THE DUE DILIGENCE PERIOD (AS THE SAME MAY BE EXTENDED PURSUANT TO THE PROVISIONS OF THIS AGREEEMNT), AS THE CASE MAY BE, AND AFTER THE SATISFACTION OF THE CONDITIONS PRECEDENT TO OVERSTOCK’ PERFORMANCE SET FORTH IN SUBPARAGRAPH 15.1, HEREOF, ARBOR GARDNER SHALL BE DEEMED TO HAVE SUSTAINED DAMAGES RESULTING FROM OVERSTOCK’ BREACH OR FAILURE TO PERFORM, WHICH DAMAGES THE PARTIES ACKNOWLEDGE ARE DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. ACCORDINGLY, IN SUCH EVENT ARBOR GARDNER SHALL BE ENTITLED TO RETAIN THE EARNEST MONEY DEPOSIT AND AS A LIQUIDATED AND REASONABLE ESTIMATE OF SUCH DAMAGES, AND AS ARBOR GARDNER’S EXCLUSIVE AND ONLY REMEDY AGAINST OVERSTOCK, AT LAW OR IN EQUITY, FOR OVERSTOCK’ BREACH OR FAILURE TO COMPLETE THE PURCHASE AND SALE CONTEMPLATED HEREUNDER. OTHERWISE, OR IN THE EVENT OF NONSATISFACTION OF THE CONDITIONS PRECEDENT TO OVERSTOCK’ PERFORMANCE SET FORTH IN SUBPARAGRAPH 15.1, HEREOF, THEN, EXCEPT UPON CLOSING, THE EARNEST MONEY DEPOSIT SHALL BE RETURNED IMMEDIATELY TO OVERSTOCK; PROVIDED THAT THE FOREGOING SHALL NOT LIMIT ANY

RIGHTS OR REMEDIES THAT ARBOR GARDNER MAY HAVE AGAINST OVERSTOCK, IF ANY, BY REASON OF THE OVERSTOCK REPAIR AND INDEMNIFICATION OBLIGATIONS.
(c)Remedies. Arbor Gardner confirms that damages at law may be an inadequate remedy for Overstock for a breach or threatened breach by Arbor Gardner of any provisions hereof. Overstock’ rights and Arbor Gardner’s obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, except as is otherwise expressly limited herein. It is the intention of the parties by this provision to make clear the agreement of the parties that , except as is otherwise expressly limited herein, Overstock’ rights and obligations and Arbor Gardner’s rights and obligations hereunder shall be enforceable in equity as well as at law or otherwise.
18.Condemnation. If, prior to Closing, any governmental authority or other entity having power of eminent domain with respect to the Property shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of notice to Arbor Gardner or Overstock of intent to institute such proceedings) and the same is not dismissed or terminated in writing by such authority prior to the date established herein for the Closing, Overstock shall have the right to terminate this Agreement upon written notice to Arbor Gardner (i) within thirty (30) days following notice by Arbor Gardner to Overstock of such condemnation or the threatened condemnation, or (ii) on the latest date established for the Closing pursuant to this Agreement, whichever occurs first. If Overstock does not terminate this Agreement pursuant to the preceding sentence, Overstock shall be conclusively deemed to have elected to accept such condemnation and waives any right to terminate this Agreement solely as a result of such eminent domain proceeding, but not any other right of termination provided to Overstock in this Agreement. If Overstock elects to terminate this Agreement under this Paragraph 18, the entire Earnest Money Deposit and the Independent Consideration, shall be promptly returned to Overstock, and neither Party to this Agreement shall thereafter have any further rights or obligations hereunder except as otherwise specifically provided in this Agreement. If Overstock does not terminate this Agreement as a result of such a condemnation or otherwise as provided herein, Arbor Gardner and Overstock shall proceed to Closing in accordance with the terms of this Agreement with no reduction in the Purchase Price and Arbor Gardner shall assign to Overstock at Closing all of Arbor Gardner’s right, title and interest in and to all proceeds resulting or to result from said condemnation. Nothing in this Paragraph 18 shall modify or impair any rights of termination provided to Overstock in other provisions of this Agreement.
19.Survival of Covenants and Related Matters; Indemnification. In addition to any other provisions of this Agreement, which, by and according to their terms, survive the Closing and the delivery of the Deed, the representations, warranties and indemnities made and set forth in this Agreement, shall survive the Closing and the delivery of the Deed for a period of ONE (1) year following the Closing Date. Subject to the foregoing, each party (the “Indemnifying Party”) hereby agrees to, and shall, indemnify, defend and hold harmless the other party (the “Indemnified Party”) from and against any and all obligations, debts, damages, claims, actions, causes of action, losses, demands, suits, fines, penalties, controversies, costs, fees (including reasonable attorneys’ fees) and liabilities incurred by the Indemnified Party, which are caused by or result from (i) except as otherwise provided below in this Paragraph 19, any breach or default by the Indemnifying Party of any representation, warranty, covenant or agreement of the Indemnifying Party in this Agreement or any document or instrument delivered pursuant to this Agreement or (ii) except as otherwise provided below in this Paragraph 19, any such representation or warranty having been untrue or inaccurate when made by the Indemnifying Party. The rights and remedies of the Indemnified Party set forth in this Paragraph 19 are in addition to any other rights and remedies of the Indemnified Party under Applicable Law, whether now in effect or hereafter enacted, and may be enforced together with or in lieu of all rights and remedies of the Indemnified Party under Applicable Law. The obligations of the Indemnifying Party under this Paragraph 19 shall include, but not be limited to, the burden and expense of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by the Indemnified Party), for such claims, suits, or proceedings as are indemnified against pursuant to this Paragraph 19, and paying and discharging, when and as the same become due, any and all judgments, penalties, or other sums due against such Indemnified Party. In the event an Indemnified Party consummated the Closing with actual knowledge prior to the Closing that one or more of the representations or warranties of the Indemnifying Party set forth in this Agreement were false as of the Closing Date, such Indemnified Party shall not be entitled to be indemnified and held harmless by the Indemnifying Party pursuant to this Paragraph 19 for those obligations, debts, damages, claims, actions, causes of action, losses, demands, suits, fines, penalties, controversies, costs, fees (including reasonable attorneys’ fees) and/or liabilities that were known to or reasonably foreseeable by the Indemnified Party by reason of the Indemnified Party’s actual knowledge of the Indemnifying Party’s false representation or warranty.
20.Escrow Arrangements; Expenses and Fees. This Agreement shall serve, along with any other written instructions signed by both Arbor Gardner and Overstock as they may deem necessary, as instructions to Escrow Agent for the transaction set forth herein. It is agreed that a copy of this Agreement may be delivered at the Closing by either party, in which event, it shall serve, along with any other instructions Arbor Gardner and Overstock deem necessary, as closing instructions for the transactions set forth herein. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall pay their own costs and expenses (including without limitation professional fees and expenses) incurred in the preparation and execution, and the performance, of this Agreement.
21.Roadway. In the event that this transaction is consummated, Arbor Gardner shall construct, at Arbor Gardner’s sole cost and expense (except as otherwise provided herein to the contrary), a roadway within the area shown on Exhibit “B” attached hereto (the “Roadway Improvements”) in a good and workmanlike manner and otherwise in accordance with the provisions of this Section 21 and easement agreement in the form attached as Exhibit “21” (the “Access Roadway Easement Agreement”). The Roadway Improvements shall be constructed in accordance with the all Applicable Laws Within thirty (30) days of Overstock’s receipt of written demand from Arbor Gardner, from time to time, which demand shall include supporting invoices, Overstock shall reimburse Arbor Gardner on a work in progress basis for one-half of the actual out-of-pocket costs incurred by Arbor Gardner in connection with the construction of the Roadway Improvements, provided, however, Overstock shall not be required to reimburse Arbor Gardner for the construction of the Roadway Improvements for an amount in excess of $200,000.00. The provisions of this Paragraph 21 shall survive the Closing.
22.Repurchase Right.
(a)In the event Overstock fails to obtain a building permit and commence construction (which, for purposes of this Paragraph 22 shall be deemed to have occurred when Overstock has commenced the pouring of foundations) on an office building containing at least Two Hundred Twenty Thousand (220,000) square feet or parking structure, containing One Thousand (1,000) parking stalls on the Property, on or before that date which is twenty-four (24) months from the Closing Date (the “Groundbreaking Deadline”), Arbor Gardner shall have the one time right (the “Repurchase Right”) to repurchase the Property by paying to Overstock the Repurchase Payment (as hereinafter defined). Arbor Gardner shall give Overstock written notice of its intention to exercise said right of repurchase in accordance with Paragraph 29 (the “Repurchase Notice”) within the earlier of the period which is ninety (90) days after the Groundbreaking Deadline or the date Overstock actually obtains a building permit and commences the pouring of foundations for the office building or parking structure referred to above, otherwise the Repurchase Right granted herein shall be deemed to have been waived by Arbor Gardner and shall be of no further force or effect. In the event the Repurchase Right is exercised in a timely manner, the “Repurchase Payment” shall be the amount equal to the greater of (a) the Purchase Price, or (b) the then current Fair Market Value of the Property. In the event Arbor Gardner elects to exercise the Repurchase Right, the transaction shall close within 90 days after the effective date of the Repurchase Notice.
(b)As used herein “Fair Market Value” shall mean the then prevailing market rate for the Property which would be paid by a willing buyer and accepted by a willing seller. Following Overstock’s receipt of a Repurchase Notice, Arbor Gardner and Overstock shall negotiate in good faith to determine and mutually agree upon the Fair Market Value. If Overstock and Arbor Gardner are unable to agree upon the Fair Market Value within thirty (30) days following Overstock’s receipt of the Repurchase Notice (the “Negotiation Period”), then the Fair Market Value shall be determined in accordance with the following procedure:
(i)Arbor Gardner and Overstock shall each select an arbitrator (“Arbor Gardner's Arbitrator” and “Overstock's Arbitrator”, respectively) who shall be a qualified and impartial person licensed in the State of Utah as an MAI appraiser with at least ten (10) years of experience in appraising the type of matters for which they are called on to appraise hereunder in the Salt Lake County, Utah area. Overstock's Arbitrator and Arbor Gardner's Arbitrator shall name a third independent arbitrator, similarly qualified, within ten (10) days after the appointment of Overstock's Arbitrator and Arbor Gardner's Arbitrator.
(ii)Said third arbitrator shall, after due consideration of the factors to be taken into account under the definition of Fair Market Value and hearing whatever evidence the arbitrator deems appropriate from Overstock, Arbor Gardner and others, and obtaining any other information the arbitrator deems necessary, in good faith, make its own determination of the then Fair Market Value for the Property (the “Final Determination”),

such determination to be made within thirty (30) days after the appointment of the third arbitrator. The Final Determination and the market information upon which such determinations are based shall be in writing and counterparts thereof shall be delivered to Overstock and Arbor Gardner within said thirty (30) day period. The arbitrator shall have no right or ability to determine the Fair Market Value in any other manner. The Final Determination shall be binding upon the parties hereto.
(iii)The costs and fees of the third arbitrator shall be paid by equally by Overstock and Arbor Gardner.
(iv)If Arbor Gardner's Arbitrator and Overstock's Arbitrator fail to appoint the third arbitrator within the time and in the manner prescribed in above, then Overstock and Arbor Gardner shall jointly and promptly apply to Chief Justice of the Third District Court in Salt Lake County, Utah for the appointment of an arbitrator.
(c)In the event that the Arbor Gardner complies with the provisions of this Paragraph 22, Overstock shall convey title to the Property to the Arbor Gardner by special warranty deed in the same state as is evidenced by the title insurance policy issued in favor of Overstock pursuant to the terms hereof, and substantially in the same physical condition as the Property existed on the date hereof. In connection with the closing of the sale of the Property by Overstock to Arbor Gardner pursuant to this Paragraph 22, Overstock shall pay for a standard form ALTA owner's title policy issued by the Title Company insuring marketable fee simple title to Arbor Gardner, subject only to Permitted Exceptions. All other fees and costs (including taxes) shall be prorated in the same manner as in the sale from Arbor Gardner to Overstock.
23.Notices. All communications, consents, requests and other notices provided for in this Agreement, with simultaneous copies as provided in this Paragraph 23, shall be in writing and shall be personally delivered or mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier service (with direction for next day delivery), and addressed to the respective party at the address set forth below or at such other address as such party may hereafter designate by written notice to the other party as herein provided.
(a)If to Arbor Gardner, to:
[GARDNER]
c/o The Gardner Company, L.C.
90 South 400 West, Suite 360
Salt Lake City, Utah 84101
Attention: Mr. Christian Gardner
with a simultaneous copy to:
[ARBOR]
c/o Arbor Commercial Properties
126 W. Sego Lily Drive, Suite 275
Sandy, Utah 84070
Attention: Mr. Cory Gust
with a simultaneous copy to:
PARR BROWN GEE & LOVELESS
185 South State Street, Suite 800
Salt Lake City, Utah 84111
Attention: Lamont Richardson, Esq.
(b)If to Overstock, to:
OVERSTOCK.COM, INC.
Mr. Carter Lee
VP IT Administration and Facilities
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121

with a simultaneous copy to:
Mr. Mark Griffin
SVP & General Counsel
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121

Notices and other communications under this Agreement, if sent by mail in the form specified in this Paragraph, shall be deemed given on the date of actual delivery or, if delivery is refused, on the date of such refusal.
24.Broker Fees and Similar Payments. Arbor Gardner is represented by Commerce Real Estate Solutions (“Arbor Gardner’s Broker”) and Overstock is represented by Newmark Grubb Knight Frank (“Overstock’s Broker”). In the event the transaction contemplated hereby is consummated Arbor Gardner shall pay brokerage fees and commissions to Arbor Gardner’s Broker and Overstock’s Broker pursuant to a separate agreement between Arbor Gardner and Arbor Gardner’s Broker and Overstock’s Broker. Each party represents and warrants to the other there has been no broker, finder, real estate agent or similar agent other than as set forth above engaged in connection with the transaction contemplated hereby and each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker, finder or agent by, through or on account of any acts of such party or its agents, employees or representatives, such party will indemnify, defend and hold the other party free and harmless from and against any and all claims, loss, liability, cost, damage and expense (including, without limitation, attorneys’ fees, accountants’ fees, court costs and interest) in connection therewith. The provisions of this Paragraph 24 shall survive Closing or termination of this Agreement.
25.Miscellaneous. In addition to the foregoing, the parties to this Agreement agree as follows:
(a)This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing both Arbor Gardner and Overstock. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Except as otherwise expressly provided in this Agreement to the contrary, no waiver shall be binding unless executed, in writing, by the party making the waiver.
(b)The recitals stated above and the exhibits attached to this Agreement shall be and hereby are incorporated in and an integral part of this Agreement by this reference. This Agreement shall be binding upon, and shall inure to the benefit of the parties to it and their respective successors and assigns; provided that, notwithstanding the foregoing and subject to the provisions of Paragraph 26 hereof (i) neither this Agreement nor the obligations hereunder may be transferred or assigned to another party without the advance, written consent of the other party, which may be withheld or conditioned in the consenting party’s reasonable discretion, and (ii) any such transfer or assignment shall not relieve the transferring or assigning party of any liability hereunder, unless, and to the extent, agreed, in writing, by the consenting party. In the event that any provision of this Agreement shall be held invalid and unenforceable, such provision shall be severable from, and such invalidity and unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
(c)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah. This Agreement may be executed simultaneously by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.
(d)Except as may be reasonably necessary to effect the transaction contemplated hereunder (including disclosure to third-party legal counsel and consultants, accountants, and/or advisors of Overstock or Arbor Gardner, as the case may be), and except as may be otherwise required by law, rule or regulation, the terms and conditions of this Agreement shall be kept confidential and shall not be disclosed to any person or entity without the advance consent of the other party; provided that any inadvertent disclosure by a party shall not subject any such party to liability hereunder, so long as reasonable steps are taken to advise the recipient of any such disclosure of the confidential nature thereof.

(e)In any litigation or other proceeding relating to the breach of any representation, warranty or covenant of Arbor Gardner or Overstock, as the case may be, in this Agreement, the prevailing party shall be entitled to recover its out-of-pocket costs and reasonable attorneys’ fees, including those incurred at trial or on appeal.
(f)Nothing in this Agreement is or shall be intended to provide or convey any right or benefit to or upon any person or persons other than Arbor Gardner and Overstock.
(g)EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.
(h)Except as otherwise specifically provided in this Agreement, Arbor Gardner and Overstock each shall pay their own costs and expenses incurred in preparation and execution of and performance under this Agreement.
(i)Whenever the context requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, any gender shall include the other gender, and the term “person” shall include an individual, partnership (general or limited), corporation, limited liability company, trust, or other entity or association, or any combination thereof. The word “including” shall be interpreted to mean “including without limitation”. The Paragraph headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any provisions of this Agreement. This Agreement is the result of the drafting of both parties and the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against either of the parties. The provisions of this Agreement shall be construed both as covenants and conditions in the same manner as though the words importing such covenants and conditions were used in each separate provision hereof.
(j)Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of the rights of such party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.
(k)If any provisions of this Agreement as applied to any party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permitted by applicable law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of the Agreement as a whole.
(l)As concerns all matters of notice and performance agreed upon hereunder, it is covenanted by the parties that time is strictly of the essence of this Agreement.
26. 1031 Exchange(s). Each party (the “Exchanging Party”) reserves the right to consummate the transactions contemplated by this Agreement as an exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and the other party (the “Non-Exchanging Party”) agrees to reasonably cooperate with the Exchanging Party to effectuate such an exchange, subject to the following limitations: (i) the Non-Exchanging Party shall incur no additional costs or expenses in connection with the exchange, other than its own attorneys’ fees, (ii) the purchase and sale of the Property shall not be delayed by reason of any such exchange, (iii) the terms and conditions of this Agreement shall not be modified by reason of such exchange, (iv) the Non-Exchanging Party shall have no obligation to locate, conduct due diligence with respect to or take title to any exchange property, (v) the Non-Exchanging Party shall have no responsibility to ensure the Exchanging Party’s intended tax consequences, and (vi) the Exchanging Party shall and hereby agrees to indemnify and hereby does agree to and shall indemnify the Non-Exchanging Party against any and all damages, claims, losses, costs, expenses, or other liabilities that arise by reason of or related to any such exchange.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.
GARDNER BINGHAM JUNCTION HOLDINGS, L.C., a Utah limited liability company, by its Manager

By:	KC Gardner Company, L.C., a Utah limited liability company

By:	/s/ Christian Gardner

Print Name:	Christian Gardner

Its:	Manager

ARBOR BINGHAM JUNCTION HOLDINGS, L.C., a Utah limited liability company, by its Manager

By:	Arbor Gardner Commercial Real Estate L.L.C., a Utah limited liability company

By:	/s/ Cory Gust

Print Name:	Cory Gust

Its:	Member / Manager

O.COM Land, LLC, a Utah limited liability company

By:	/s/ Carter Lee

Print Name:	Carter Lee

Its:	Manager

ACKNOWLEDGED, AGREED AND ACCEPTED by MERIDIAN TITLE COMPANY, Escrow Agent, which hereby acknowledges the terms and conditions of this Purchase and Sale Agreement and agrees to hold and disburse, as applicable, the Earnest Money Deposit (as defined above), together with any and all interest accrued thereon, and all other monies, documents and instruments to be deposited with Escrow Agent in accordance herewith.
Meridian Title Company

By:

Print Name:

Its:

Dated this ____ day of ____________, 2014.

EXHIBIT “A”
Depiction of Property
Intentionally omitted.

EXHIBIT “B”
Roadway Improvements
Intentionally omitted.

EXHIBIT “10-1”

PROPERTY RESTRICTED BY VIEW EASEMENTS

Intentionally omitted.

EXHIBIT “10-2”
VIEW EASEMENTS

Intentionally omitted.

AFTER RECORDING, PLEASE RETURN TO:

Lamont Richardson, Esq.
Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, Utah 84111

DECLARATION OF EASEMENTS, COVENANTS and RESTRICTIONS
(View Corridor Easements)

(e)	THIS DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS (this “Declaration”), dated as of the [_____] day of [_____________], is executed by [_______________] (the “Declarant”).
RECITALS:

(f)	A. Declarant owns the following tracts of real property located in Salt Lake County, State of Utah:
(1)    Certain parcels of real property the legal description of which is set forth on Exhibit “A” attached hereto and made a part hereof (individually, a “Burdened Lot” and collectively, the “Burdened Lots”).
(2)    A certain parcel of real property the legal description of which is set forth on Exhibit “B” attached hereto and made a part hereof (the “Benefitted Lot”).

(g)
B.    Declarant desires to establish with respect to the Burdened Lots, for the benefit of the Benefitted Lot, easements for certain building height restrictions, all on the terms and conditions set forth in this Declaration.

(h)NOW, THEREFORE, for the foregoing purposes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Declarant grants the following easements and makes the following declarations and establishes the following covenants and restrictions on the Burdened Lots for the benefit of the Benefitted Lot.
1.Definitions. Certain terms which are used in this Declaration are defined in this Declaration prior to this Section. In addition to those previously defined terms, the following terms shall have the meanings indicated.
(a)“Building or Related Improvement” means a building or other principal above-ground structure on a Lot (including, without limitation, all extensions or projections thereof, all structures or facilities accessory or integral thereto, and any garages, platforms or docks, storage tanks, canopies or overhangs, porches, enclosed malls, and similar items), but excluding any above ground utility structures and landscaping.
(b)“Burdened Lot Owner” shall mean an Owner of a Burdened Lot.
(c)“Burdened Lot Owners” shall mean, collectively, all of the Owners of the Burdened Lots.
(d)“Four Story Restricted Area” means the area on the Burdened Lots which are more particularly described on Exhibit “C” attached hereto as the Four Story Restricted Area.
(e)“Lot” means a Burdened Lot or the Benefitted Lot.
(f)“Lots” means the Burdened Lots and the Benefitted Lot.
(g) “Mortgage” means a recorded mortgage, deed of trust or other security agreement creating a lien on an Owner’s interest in a Lot or a portion of a Lot as security for the payment of indebtedness.
(h)“Mortgagee” means the mortgagee, beneficiary or other secured party under a Mortgage.
(i)“Overstock” means O.COM Land, LLC, a Utah limited liability company, or its affiliated persons or entities
(j)“Owner” means the Person that, at the time concerned, is the owner of record in the office of the County Recorder of Salt Lake County, Utah, of a fee interest in any Lot or portion of any Lot. In the event that, at any time, more than one Person owns the fee interest in a Lot, they shall constitute one (1) Owner, and liability of each such Person for performance or compliance with the applicable provisions of this Declaration shall be joint and several. Notwithstanding any applicable theory relating to a mortgage, deed of trust, or like instrument, the term “Owner” shall not mean or include a Mortgagee unless and until such Person has acquired fee title to the Lot encumbered by a Mortgage pursuant to foreclosure, trustee’s sale or any arrangement or proceeding in lieu thereof.
(k)“Person” means a natural person or a legal entity.
(l)“Restricted Areas” means, collectively, the Four Story Restricted Area and the Six Story Restricted Area.
(m)“Six Story Restricted Area” means the area on the Burdened Lots which are more particularly described on Exhibit “C” attached hereto as the Six Story Restricted Area.

2.Restrictive Covenants and Grant of Easements. So long as Overstock is the Owner of the Benefitted Lot, or if not, then for a period of twenty (20) years from the date of this Declaration, in order to preserve the views from the Benefitted Lot, all Building or Related Improvements located in the Restricted Areas shall not exceed the following height limitations:
(a)No Building or Related Improvement shall be constructed in the Four Story Restricted Area if such Building or Related Improvements exceeds [seventy-two feet (72’)] in height measured at the natural grade of the land on which such Building or Related Improvement is constructed.
(b)No Building or Related Improvement shall be constructed in the Six Story Restricted Area if such Building or Related Improvements exceeds [one hundred feet (100’)] in height measured at the natural grade of the land on which such Building or Related Improvement is constructed.
Subject to the provisions of Section 3 below, Grantor hereby grants, conveys and demises to the Benefitted Lot, an easement above the Restricted Areas for a right of view which is not obstructed by a Building or Related Improvement constructed on the Burdened Lots.
3.Reservation of Rights. Except for those liens, rights and interests that have been expressly subordinated to this Declaration pursuant to the Consent and Subordination of Lienholder attached hereto and made a part hereof by this reference, the restrictive covenants imposed on the Restricted Areas in Section 1 of this Declaration shall not affect, limit, impede, impair or otherwise modify the rights of any Person, other than Declarant, having an interest in the Burdened Property as shown in the Salt Lake County Recorder’s Office prior to the recoding of this Declaration.
4.Title and Mortgage Protection.
(a)No amendment to this Declaration shall in any way affect the rights of any Mortgagee pursuant to a Mortgage that is recorded at the time of the recordation of the amendment, or the rights of any successor in interest or title to such Mortgagee, either before or after such Mortgagee or its successor enters into possession or acquires title pursuant to foreclosure, trustee’s sale or any arrangement or proceeding in lieu thereof, unless such Mortgagee has consented in writing to such amendment.
(b)A breach of any of the covenants, provisions, or requirements of this Declaration shall not result in any forfeiture or reversion of title or of any other interest in a Lot. A breach of any of the covenants, provisions, or requirements of this Declaration shall not defeat, impair or render invalid the lien of or other rights under any Mortgage. Unless and until it enters into possession or acquires title pursuant to foreclosure, trustee’s sale or any arrangement or proceeding in lieu thereof, a Mortgagee shall have no obligation to take any action to comply with, and may not be compelled to take any action to comply with, any of the covenants, provisions, or requirements of this Declaration.
5.Amendment or Termination; Duration of Declaration. If Overstock ceases to be the owner of the Bennefited Parcel, then upon the date which is twenty (20) years from the date of this Declartion, this Declaration shall automatically terminate and shall be of no further force and effect. In all other events, this Declaration may be amended, but only by an instrument filed for record in the office of the County Recorder of Salt Lake County, Utah that is executed by the Owner of the Benefitted Lot and the Owner of any Burdened Lot affected by such amendment. In all other events, this Declaration may be terminated by an instrument filed for record in the office of the County Recorder of Salt Lake County, Utah that is executed by the Owner of the Benefitted Lot. This Declaration shall be and remain in force and effect until amended or terminated pursuant to this Section.
6.Covenants to Run with Land. This Declaration and the covenants created by this Declaration are intended by the Declarant to be and shall constitute covenants running with the land as to each of the Lots, and shall be binding upon each Owner and any Person who acquires or comes to have any interest in any Lot, and their respective grantees, transferees, lessees, heirs, devisees, personal representatives, successors, and assigns. Each Owner shall comply with, and all interests in all Lots shall be subject to, the terms of this Declaration. By acquiring, in any way coming to have an interest in, or occupying a Lot, the Person so acquiring, coming to have such interest in, or occupying Lot, shall be deemed to have consented to, and shall be bound by, each and every provision of this Declaration.
7.Enforcement and Remedies. The Owner of Lot or any portion of a Lot shall have the right to enforce, through any permitted proceeding at law or in equity, including but not limited to injunctive relief, the terms, provisions, restrictions and requirements of this Declaration. Any failure to insist upon the strict performance of or compliance with any of the terms, provisions, covenants and requirements of this Declaration shall not result in or be construed to be an abandonment or termination of this Declaration or any waiver of the right to insist upon such performance or compliance with the terms of this Declaration in the future. If any action or proceeding is brought because of a breach of the provisions of, or to enforce or interpret any of the covenants, provisions, or requirements of, this Declaration, the Owner prevailing in such action shall be entitled to recover from the unsuccessful Owner reasonable attorneys' fees (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered.
8.Effective Date. This Declaration, any amendment or termination hereof, and any supplement hereto shall take effect upon its being filed for record in the office of the County Recorder of Salt Lake County, Utah.
9.Titles, Captions and References. All Section titles or captions in this Declaration are for convenience only, shall not be deemed part of this Declaration and in no way define, limit, extend or describe the scope or intent of any provisions of this Declaration. When this Declaration refers to a Section by number or other designation, such reference shall be deemed to be to the correspondingly numbered Section of this Declaration unless the context refers to another agreement, document or instrument. The Recitals preceeding this Declaration are by this reference incorporated herein in their entirety.
10.Pronouns and Plurals. Whenever the context may require, any pronoun used in this Declaration shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
11.Applicable Law. This Declaration shall be construed in accordance with and governed by the laws of the State of Utah, without reference to its choice of law rules.
12.Counterparts. This Declaration may be executed in any number of counterparts. Each such counterpart of this Declaration shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.
13.Exhibits. All exhibits annexed to this Declaration are expressly made a part of and incorporated in this Declaration as fully as though completely set forth in this Declaration.

(Signatures begin on following page)

EXECUTED the day and year first above written.

“Declarant”

[GARDNER], L.C., a Utah limited liability company, by its Manager

By:	KC Gardner Company, L.C., a Utah limited liability company

By:

Print Name:

Its:	Manager

[ARBOR], L.C., a Utah limited liability company, by its Manager

By:	Arbor Gardner Commercial Real Estate L.L.C., a Utah limited liability company

By:

Print Name:

Its:	Manager

STATE OF UTAH         )
) : ss.
COUNTY OF SALT LAKE    )
On this ____ day of __________, 2014, personally appeared before me ___________________, the person who executed the within instrument as the Manager on behalf of KC GARDNER COMPANY, L.C., a Utah limited liability company, which is a manager of [GARDNER], L.C., a Utah limited liability company, and acknowledged to me [GARDNER], L.C. executed the within instrument.

Notary Public

STATE OF UTAH         )
) : ss.
COUNTY OF SALT LAKE    )
On this ____ day of __________, 2014, personally appeared before me ___________________, the person who executed the within instrument as the Manager on behalf of ARBOR COMMERCIAL REAL ESTATE L.L.C., a Utah limited liability company, which is a manager of [ARBOR], L.C., a Utah limited liability company, and acknowledged to me [ARBOR], L.C., executed the within instrument.

Notary Public

EXHIBIT “A”

TO

DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS

Legal Description of Burdened Lots

Intentionally omitted.

EXHIBIT “B”

TO

DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS

Legal Description of Benefitted Lot

Intentionally omitted.

EXHIBIT “C”

TO

DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS

Description of Restricted Areas

Intentionally omitted.

Four Story Restricted Area

[Insert Legal Description]

Six Story Restricted Area

[Insert Legal Description]

Consent and Subordination of Lienholder
Effective as of the [____] day of [________], Wells Fargo Bank, National Association (“Wells Fargo”), as the holder of the liens encumbering the Burdened Lots arising under each of the following documents (including all amendments and/or modifications thereto):
Construction Deed of Trust, dated August 25, 2005, from Arbor Gardner, L.C., a Utah limited liability company, for the benefit of Wells Fargo, and recorded on August 31, 2005 as Entry No. 9478425 in Book 9182 at Page 4552 in the Recorder’s Office of Salt Lake County (the “Official Records”), as amended, restated, supplemented or otherwise modified from time to time;
Deed of Trust, dated July 28, 2006, from Arbor/Gardner/Plum Sunset Hills, L.L.C., a Utah limited liability company, for the benefit of Wells Fargo, and recorded on August 3, 2006 as Entry No. 9801582 in Book 9331 at Page 2819 in the Official Records, as amended, restated, supplemented or otherwise modified from time to time;
Construction Deed of Trust, dated August 23, 2006, from Arbor Residential Properties L.C., a Utah limited liability company, for the benefit of Wells Fargo, and recorded on August 30, 2006 as Entry No. 9830013 in Book 9343 at Page 9407 in the Official Records, as amended, restated, supplemented or otherwise modified from time to time;
Construction Deed of Trust, dated January 25, 2006, from Arbor Residential Properties L.C., a Utah limited liability company, for the benefit of Wells Fargo, and recorded on February 28, 2007 as Entry No. 10017060 in Book 9428 at Page 3207 in the Official Records, as amended, restated, supplemented or otherwise modified from time to time;
Construction Deed of Trust, dated March 12, 2007, from Arbor Gardner, L.C., a Utah limited liability company, for the benefit of Wells Fargo, and recorded on April 27, 2007, as Entry No. 10080302 in Book 9455 at Page 8112 in the Official Records, as amended, restated, supplemented or otherwise modified from time to time;
Construction Deed of Trust, dated November 19, 2007, from Arbor Gardner Bingham Junction Holdings, L.C., a Utah limited liability company, for the benefit of Wells Fargo, and recorded on November 20, 2007 as Entry No. 10281128 in Book 9539 at Page 7100 in the Official Records, as amended, restated, supplemented or otherwise modified from time to time; and
Construction Deed of Trust, dated July 19, 2010, from Arbor Gardner Bingham Junction Holdings, L.C., a Utah limited liability company, for the benefit of Wells Fargo, and recorded on July 19, 2010 as Entry No. 11014001 in Book 9850 at Page 6519 in the Official Records, as amended, restated, supplemented or otherwise modified from time to time; [TO BE UPDATED AS NECESSARY]

hereby consents to the recording of this Declaration and agrees that the liens evidenced by, and all other rights and interests of Wells Fargo arising under, the foregoing documents shall be and are hereby subordinated to this Declaration.
Wells Fargo Bank, National Association
By:
Name:
Title:

State of __________	)
	)	ss.
County of __________	)

The foregoing instrument was acknowledged before me on ________________, by _____________________________________________, the ________________________ of Wells Fargo Bank, National Association, by and on behalf of said national association.

Notary Public

EXHIBIT “11(a)”

FORM OF SPECIAL WARRANTY DEED
WHEN RECORDED, RETURN TO:
Overstock
[_______________]
[_______________]
[_______________]

Tax Parcel No. __________________
SPECIAL WARRANTY DEED
[________________] (“Gardner”) having an address at 90 South 400 West Suite 360, Salt Lake City, Utah, 84101, and [________________] (“Arbor”; and together with Gardner, individually and collectively as the context may require, “Grantor”), having an address at 126 W. Sego Lily Drive, Suite 275, Sandy, Utah 84070, hereby CONVEYS AND WARRANTS against all who claim by, through, or under Grantor, but not otherwise, to [O.COM LAND LLC, a Utah limited liability company] (the “Grantee”), whose business address is [___________], for GOOD AND VALUABLE CONSIDERATION, that certain tract of land located in Salt Lake County, State of Utah (the “Property”) being described as follows:
Tax Parcel No. __________________________
TO HAVE AND TO HOLD the Property, together with all tenements, hereditaments, and appurtenances belonging to the Property, unto the Grantee and its successors and assigns forever, subject to all matters of record and all matters which may be disclosed by an accurate survey of the Property.
DATED as of the______ day of _______________, 2014.
[GARDNER], L.C., a Utah limited liability company, by its Manager

By:	KC Gardner Company, L.C., a Utah limited liability company

By:

Print Name:

Its:	Manager

[ARBOR], L.C., a Utah limited liability company, by its Manager

By:	Arbor Gardner Commercial Real Estate L.L.C., a Utah limited liability company

By:

Print Name:

Its:	Manager

STATE OF UTAH         )
) : ss.
COUNTY OF SALT LAKE    )
On this ____ day of __________, 2014, personally appeared before me ___________________, the person who executed the within instrument as the Manager on behalf of KC GARDNER COMPANY, L.C., a Utah limited liability company, which is a manager of [GARDNER], L.C., a Utah limited liability company, and acknowledged to me [GARDNER], L.C. executed the within instrument.

Notary Public

STATE OF UTAH         )
) : ss.
COUNTY OF SALT LAKE    )
On this ____ day of __________, 2014, personally appeared before me ___________________, the person who executed the within instrument as the Manager on behalf of ARBOR COMMERCIAL REAL ESTATE L.L.C., a Utah limited liability company, which is a manager of [ARBOR], L.C., a Utah limited liability company, and acknowledged to me [ARBOR], L.C., executed the within instrument.

Notary Public

EXHIBIT “11(d)”
FORM OF NON-FOREIGN STATUS CERTIFICATE

CERTIFICATION WITH RESPECT TO NON-FOREIGN STATUS
(_____________, 2014)
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a purchaser of United States real property must withhold tax if a seller is a foreign person. For these purposes, the owner of an entity disregarded for tax purposes, which has legal title to any such real property under applicable law, is recognized as a seller (rather than the disregarded entity). To inform the purchaser that withholding of tax is not required upon the disposition of that certain real property (the “Property”) by [ARBOR][GARDNER], L.C., a Utah limited liability company (“Seller”), having an address at [126 W. Sego Lily Drive, Suite 275, Sandy, Utah 84070][90 South 400 West, Suite 360, Salt Lake City, Utah 84101], as described in that certain Purchase and Sale Agreement, dated as of ________________, 2014, the undersigned hereby certifies the following:
(a)    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder);
(b)    Seller is not a disregarded entity as defined in Reg. 1.1445-2(b)(2)(iii) under Code Section 1445;
(c)    The employer tax identification number for Arbor Gardner is as follows:
Name                            Tax I.D. Number
[Arbor][Gardner, L.C.                    ______________________
(d)    The address for Arbor Gardner is [126 W. Sego Lily Drive, Suite 275, Sandy, Utah 84070][90 South 400 West, Suite 360, Salt Lake City, Utah 84101].
(e)    Seller understands that this Certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

[signature page follows]

Under penalties of perjury, the undersigned declares that he has examined this Certification and, to the best of his knowledge and belief, it is true, correct and complete, and the undersigned further declare that he has the right, legal capacity and means to sign this document.
[GARDNER], L.C., a Utah limited liability company, by its Manager

By:	KC Gardner Company, L.C., a Utah limited liability company

By:

Print Name:

Its:	Manager

[ARBOR], L.C., a Utah limited liability company, by its Manager

By:	Arbor Gardner Commercial Real Estate L.L.C., a Utah limited liability company

By:

Print Name:

Its:	Manager

EXHIBIT “21”
FORM OF ACCESS ROADWAY EASEMENT AGREEMENT
Intentionally omitted.